Exhibit 99.1

MGO GLOBAL

MGO GLOBAL INC.
813 NE 17TH TERRACE, UNIT A
FORT LAUDERDALE, FLORIDA 33304

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MGOL2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60122-S05503 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGO GLOBAL INC.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To consider and vote on the proposal (the "Business Combination Proposal") to adopt the Business Combination Agreement, dated June 18, 2024 (as amended on December 17, 2024, and as it may be subsequently amended, the "Business Combination Agreement"), among Heidmar Maritime Holdings Corp., a Marshall Islands corporation ("Holdings"), MGO, Heidmar Inc., a Marshall Islands corporation ("Heidmar"), HMR Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdings ("Merger Sub"), and Rhea Marine Ltd. and Maistros Shipinvest Corp. (together, the "Heidmar Shareholders"), pursuant to which MGO, Merger Sub, Holdings, Heidmar and Heidmar Shareholders will effect a business combination involving the following transactions (collectively, the "Business Combination"):	☐	☐	☐

1a. Merger Sub will merge (the "Merger") with and into the MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;

1b. Each and outstanding shares of common stock of MGO (the "MGO Shares") prior to the effective time of the Merger will be converted into the right to receive a fraction of a common share of Holdings (a "Holdings Share") to be determined, with Holdings issuing those shares to the MGO Stockholders at the closing of the Business Combination (the "Closing");

1c. Immediately after the effective time of the Merger, the Heidmar Shareholders will transfer all their shares of common stock of Heidmar to Holdings (the "Heidmar Share Acquisition"), with Heidmar becoming a wholly owned subsidiary of Holdings; and

1d. Holdings shall issue to the Heidmar Shareholders and MGO's financial advisor (as the agreed consideration for advisory services provided to MGO): (i) at Closing, a number of Holdings Shares equal to (x) the aggregate number of Holdings Shares issuable to the MGO Stockholders at Closing, times (y) 16.6667 (the "Heidmar Share Consideration") and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, additional Holdings Shares equal to 10% of the Heidmar Share Consideration (the "Earnout Shares"), with 2.64% of each issuance being distributed to MGO's financial advisor; and

	For	Against	Abstain
2. To consider and vote on any proposal to adjourn the Special Meeting (the "Adjournment Proposal"), from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Business Combination Agreement at the time of the Special Meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V60123-S05503 MGO GLOBAL INC. SPECIAL MEETING OF STOCKHOLDERS [TBD], 2025 AT [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Maximiliano Ojeda and Dana Perez, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MGO GLOBAL INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] on [TBD], 2025 via virtual meeting, accessible at www.virtualshareholdermeeting.com/MGOL2025SM and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side